                              VIALOG CORPORATION
         CALCULATION OF SHARES USED IN DETERMINING NET LOSS PER SHARE
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998

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

                                           THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                           -------------------------------       ------------------------------
                                               1997               1998               1997               1998
                                           ------------        -----------       ------------       -----------
BASIC NET LOSS PER SHARE
------------------------
Weighted average number of common
  shares outstanding                         2,799,300          3,675,347          2,781,967         3,615,362
                                           ============        ===========       ============       ===========
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                                           THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                           -------------------------------       ------------------------------
                                               1997               1998               1997               1998
                                           ------------        -----------       ------------       -----------
DILUTED NET LOSS PER SHARE
--------------------------
Weighted average number of common
  shares outstanding                         2,799,300          3,675,347          2,781,967         3,615,362
Common stock equivalents                          --                 --                 --                 --
                                           ------------        -----------       ------------       -----------
Total                                        2,799,300          3,675,347          2,781,967         3,615,362
                                           ============        ===========       ============       ===========

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